SCHEDULE 14A INFORMATION

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HALLMARK FINANCIAL SERVICES, INC.

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HALLMARK FINANCIAL SERVICES, INC.

5420 Lyndon B. Johnson Freeway, Suite 1100

Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2021

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the “Company”) will be held at 5420 Lyndon B Johnson Freeway, Suite 1100, Dallas, Texas, at 10:00 a.m., Central Daylight Time, on Thursday, May 27, 2021, for the following purposes:

1.	To elect four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To conduct an advisory vote approving the Company’s compensation of its named executive officers; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 15, 2021, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders of the Company are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CHRISTOPHER J. KENNEY

Christopher J. Kenney, Secretary

Dated: May 3, 2021

Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet in accordance with the instructions on the enclosed proxy card or voting instruction card. If you attend the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on May 27, 2021

The 2021 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2020 are available at https://www.hallmarkgrp.com/investors/annual-report-proxy-information/.

HALLMARK FINANCIAL SERVICES, INC.

5420 Lyndon B. Johnson Freeway, Suite 1100

Dallas, Texas 75240

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2021

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hallmark Financial Services, Inc., a Nevada corporation (the “Company”), to be voted at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 27, 2021, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), and at any adjournment thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted FOR the election of each of the nominees for director, FOR the approval of the Say-On-Pay Resolution (defined below), and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

Submitting a proxy will not affect a shareholder’s right to vote in person at the Annual Meeting. Any shareholder who gives a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed on a later date, or by making a written request in person at the Annual Meeting that the proxy be returned. However, mere attendance at the Annual Meeting will not revoke the proxy.

All expenses of preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone or in person. Such officers and employees who solicit proxies will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares they hold, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in forwarding these materials.

The principal executive offices of the Company are located at 5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas 75240. The Company's mailing address is the same as that of its principal executive offices.

This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about May 3, 2021. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2020, is enclosed herewith. Such Annual Report does not constitute a part of the materials used for the solicitation of proxies.

PURPOSES OF THE MEETING

At the Annual Meeting, the shareholders of the Company will consider the following matters:

1.	Election of four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	An advisory vote on a resolution approving the Company’s compensation of its executive officers (the “Say-On-Pay Resolution”); and

3.	Such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 15, 2021 (the “Record Date”). On the Record Date, there were 18,142,158 shares of common stock of the Company, par value $0.18 per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If the number of nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast. Otherwise, the election of each director will require the affirmative vote of the holders of a majority of the shares of Common Stock actually voted. The affirmative vote of the holders of a majority of the shares actually voted will also be required for approval of the Say-On-Pay Resolution and all other matters to come before the Annual Meeting.

Abstentions and broker non-votes will be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. Pursuant to the Bylaws of the Company, abstentions and broker non-votes will not be counted in determining the number of shares voted on any matter. Therefore, abstentions and broker non-votes will have no effect on the election of directors or the approval of any other matter submitted to a vote of the shareholders at the Annual Meeting.

ELECTION OF DIRECTORS

(Item 1)

At the Annual Meeting, four directors will be elected for a term expiring at the 2022 annual meeting of the Company’s shareholders or when their successors are elected and qualify. Cumulative voting is not permitted in the election of directors. If the number of nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast. Otherwise, the election of each director will require the affirmative vote of the holders of a majority of the shares of Common Stock actually voted. An incumbent director who is nominated but does not receive the affirmative vote of a majority of the shares actually voted will continue to serve as a director until deemed removed on the earlier of (a) ninety (90) days following the date of the Annual Meeting, or (b) the date on which the remaining directors select an individual to fill the prospective vacancy.

The Board has proposed the following slate of nominees for election as directors at the Annual Meeting. None of the nominees was selected on the basis of any special arrangement or understanding with any other person. None of the nominees bears any family relationship to any other nominee or to any other executive officer of the Company. The Board has determined that all of its nominees other than Mark E. Schwarz meet the current independence requirements of The Nasdaq Stock Market (“Nasdaq”).

In the absence of instructions to the contrary, shares represented by proxy will be voted FOR the election of each nominee named below. Each nominee has accepted nomination and agreed to serve if elected. If any nominee becomes unable to serve before election, shares represented by proxy may be voted for the election of a substitute nominee designated by the Board.

The Board recommends a vote FOR election of each nominee below.

Name	Age	Director Since	Current Position(s) with the Company
Mark E. Schwarz	60	2001	Director, Executive Chairman, President and Chief Executive Officer
Scott T. Berlin	51	2001	Director
James H. Graves	72	1995	Director
Mark E. Pape	70	2016	Director

Mark E. Schwarz was elected Executive Chairman of the Company in August, 2006 and became President and Chief Executive Officer on February 12, 2021. He previously served as Chief Executive Officer of the Company from January, 2003 until August, 2006, and as President from November, 2003 through March, 2006. Since 1993, Mr. Schwarz has indirectly controlled Newcastle Partners, L.P., a private investment firm. Mr. Schwarz presently serves as Chairman of the boards of directors of Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants; and Wilhelmina International, Inc., a model management and talent representation company. Within the past five years, Mr. Schwarz has served as a director of SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications. Mr. Schwarz previously served as a director of Aydin Corporation, Bell Industries, Inc., Geoworks Corporation, MedQuist, Inc., Nashua Corporation, Tandycrafts, Inc., Vesta Insurance Group and WebFinancial Corporation. He also serves as a director of various privately held companies. The Board believes that Mr. Schwarz should serve as a director of the Company due to his extensive business and investment expertise, broad director experience and significant direct and indirect shareholdings in the Company. (See, Principal Shareholders and Stock Ownership of Management.)

Scott T. Berlin has since June, 2017 served as the President of Mason Structural Steel, LLC, a fabricator of structural steel and distributor of building products. From 2016 to 2017, he was the Director of Business Development of Ullman Oil Company, LLC, a supplier of heating oil, commercial fuels, industrial lubricants, greases and coolants. During portions of 2015, Mr. Berlin served in a financial restructuring role as President of JC Fodale Energy Services, LLC, an oilfield services company. Subsequently, in February 2016, JC Fodale Energy Services, LLC filed a voluntary petition for liquidation under Chapter 7 of the United States Bankruptcy Code. From 1997 to 2015, he was a Managing Director and principal of Brown, Gibbons, Lang & Company, an investment banking firm serving middle market companies, where he focused on the corporate finance and mergers/acquisitions practice. Prior to joining Brown, Gibbons, Lang & Company, Mr. Berlin was a lending officer in the Middle Market Group at The Northern Company. The Board believes that Mr. Berlin should serve as a director of the Company due to his general background in investment banking and his particular experience in advising public and private companies and their boards in merger, acquisition and financing transactions.

James H. Graves has been a Partner of Erwin, Graves & Associates, LP, a management consulting firm, since 2002.  He has also served as Chairman and a director of Medaxion, Inc., a healthcare technology company providing real-time anesthesia intelligence solutions, since 2010; and as a director and partner of BankCap Partners, a private equity firm focused on the U.S. financial services sector, since 2006.  From 2002 until 2006, Mr. Graves was a director, Vice Chairman and Chief Operating Officer of Detwiler, Mitchell & Co., a securities research firm.  Prior to 2002, he served as a senior executive in Dean Witter Reynolds Investment Banking Division and as the Chief Operating Officer of J.C. Bradford & Company.  Mr. Graves also presently serves as a director of FirstCash, Inc., a leading operator of retail-based pawn stores; and Atlantic Capital Bancshares, Inc., a bank holding company. Within the past five years, Mr. Graves has served as a director of Cash America International, Inc., a company operating pawn shops and jewelry stores which merged with FirstCash during 2016. The Board believes Mr. Graves should serve as a director due to his executive leadership and management experience in several businesses, including large corporations and businesses within the financial services industry, his over 30 years of experience analyzing financial statements, and his experience as a director of both private and public companies, including his service as chairman of the audit committee of another public company.

Mark E. Pape has served as the Chairman of the boards of directors of H2Options, Inc., a water conservation design/installation firm, since 2009, and U.S. Rain Group, Inc., a private equity company investing in water conservation opportunities, since 2013.  He is also currently a director and chairman of the audit committee of Wilhelmina International, Inc., a model management and talent representation company. He served as the Chief Financial Officer of Oryon Technologies, Inc., a lighting technology company, from 2010 to 2014, and as a director from 2012 to January, 2014.  Oryon Technologies, Inc. filed a petition under Chapter 11 of the federal Bankruptcy Code in May 2014. Mr. Pape served as a partner at Tatum LLC, an executive services firm, from 2008 to 2009.  From 2005 to 2007, he served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc., a property/casualty insurance company specializing in non-standard automobile insurance, and served on its board of directors and audit committee from 2004 to 2005.  Mr. Pape served as the Chief Financial Officer of HomeVestors of America, Inc., a franchisor of home acquisition services, during 2005; as President and Chief Executive Officer of R.E. Technologies, Inc., a provider of software tools to the housing industry, from 2002 to 2005; as Senior Vice President and Chief Financial Officer of LoanCity.com, a start-up e-commerce mortgage bank, from 1999 to 2001; as Vice President-Planning for Torchmark Corporation, a life/health insurance holding company, from 1998 to 1999; as Senior Vice President and Chief Financial Officer of United Dental Care, Inc., a dental benefits insurance company, from 1995 to 1997; and as Executive Vice President and Chief Financial Officer of American Income Holding, Inc., a life insurance company, from 1991 to 1994. Previously, Mr. Pape was engaged in investment banking from 1979 to 1991 with First City National Bank of Houston, Merrill Lynch Capital Markets Group, the First Boston Corporation and then Bear, Stearns & Co. He began his career in 1974 as an auditor with KPMG LLP. He is a certified public accountant licensed in Texas. The Board believes that Mr. Pape should serve as a director due to his leadership and operational skills developed as a business executive, his background in finance and financial services, and his experience as a director of both private and public companies.

ADVISORY VOTE ON SAY-ON-PAY RESOLUTION

(Item 2)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-21 promulgated by the Securities and Exchange Commission (“SEC”) thereunder, require the Company to (i) at least once every three years, present to the shareholders a non-binding, advisory vote on a resolution approving the compensation of certain executive officers, and (ii) at least once every six years, present to the shareholders a non-binding, advisory vote on the frequency of future resolutions to approve executive compensation. In accordance with the majority vote at the Company’s 2017 Annual Meeting of Shareholders, the Board has determined to provide the shareholders an opportunity to approve executive compensation every year. Accordingly, at the 2021 Annual Meeting the Board will submit to the shareholders for a non-binding, advisory vote the following Say-On-Pay Resolution:

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2021 Proxy Statement, including the compensation tables and narrative discussion.”

The advisory vote on the Say-On-Pay Resolution is intended to address the overall compensation of the Company’s executive officers rather than any specific element or amount of compensation. This advisory vote on the Say-On-Pay Resolution is not binding on the Board or the Company. However, the Compensation Committee will take into account the results of the advisory vote on the Say-On-Pay Resolution when considering future executive compensation arrangements.

The Board recommends a vote FOR approval of the Say-On-Pay Resolution.

A vote on the frequency of future such resolutions to approve executive compensation will be submitted to the shareholders not later than the 2023 Annual Meeting of Shareholders.

OTHER BUSINESS

(Item 3)

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as they in their discretion may deem appropriate, unless they are directed by the proxy to do otherwise.

BOARD OF DIRECTORS

Leadership Structure and Risk Oversight

Mark E. Schwarz serves as the President, Chief Executive Officer and Executive Chairman of the Company. In such capacity, he functions as both the chairman of the Board and an executive officer with responsibilities for day-to-day leadership, strategy and operations, as well as management of the Company’s investment portfolio. The Board believes that this leadership structure is appropriate because it provides the Company the greatest benefit of Mr. Schwarz’s business and investment expertise. The Board also believes that, as a result of his significant beneficial ownership of Common Stock, Mr. Schwarz’s multiple roles enhance the focus of both management and the Board on building shareholder value. (See, Principal Shareholders and Stock Ownership of Management.)

The Board is responsible for providing general oversight over all of the Company’s strategies, operations and affairs, including its management of risk. The Board and its standing committees regularly discuss material risk exposures, the potential impact of such exposures on the Company and the efforts of management to mitigate the identified risks. The Company has adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations. Executive management periodically report on the Company’s risk management policies and practices to the Board and relevant standing committees. The Audit Committee reviews the Company’s major financial risk exposures and a number of operational, compliance and strategic risks, including steps to monitor and manage those risks. The Nomination and Governance Committee also monitors the Company’s corporate governance and certain compliance risks, while the Compensation Committee is primarily responsible for oversight of risks associated with employee relations and compensation strategy. The Board believes that its leadership structure supports the ability of the Board to effectively oversee the risk management policies and procedures of the Company.

Board Composition

The Board is presently composed of Mark E. Schwarz, Scott T. Berlin, James H. Graves and Mark E. Pape. None of these directors was selected on the basis of any special arrangement or understanding with any other person. None of these directors bears any family relationship to any other director or to any other executive officer of the Company. The Board has determined that all of these directors other than Mr. Schwarz meet the current Nasdaq independence requirements. Information concerning the business experience of each of the director nominees is provided under Election of Directors.

Board Committees

Standing committees of the Board include the Audit Committee, the Nomination and Governance Committee, and the Compensation Committee. Messrs. Berlin, Graves and Pape serve on the standing committees set forth below. Mr. Schwarz does not presently serve on any of these standing committees.

	Audit Committee	Nomination and Governance Committee	Compensation Committee
Scott T. Berlin	X	X	X
James H. Graves	X	X	X
Mark E. Pape	X		X

Audit Committee. James H. Graves currently serves as chairman of the Audit Committee. The Board has determined that all members of the Audit Committee satisfy the current independence and experience requirements of Nasdaq and the SEC. The Board has also determined that Mr. Graves satisfies the requirements for an “audit committee financial expert” under applicable rules of the SEC and has designated Mr. Graves as its “audit committee financial expert.”

The Audit Committee oversees the conduct of the financial reporting processes of the Company, including (i) reviewing with management and the outside auditors the audited financial statements included in the Company’s Annual Report, (ii) reviewing with management and the outside auditors the interim financial results included in the Company’s quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors. (See, Audit Committee Report.) A copy of the Amended and Restated Audit Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Audit Committee met 36 times during 2020.

Nomination and Governance Committee. Scott T. Berlin currently serves as chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for advising the Board about the appropriate composition of the Board and its committees, identifying and evaluating candidates for Board service, recommending director nominees for election at annual meetings of shareholders or for appointment to fill vacancies, and recommending the directors to serve on each committee of the Board. The Nomination and Governance Committee is also responsible for periodically reviewing and making recommendations to the Board regarding corporate governance policies and responses to shareholder proposals. A copy of the Nomination and Governance Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Nomination and Governance Committee did not meet during 2020.

The Nomination and Governance Committee strives to identify and attract director nominees of personal integrity whose diversity of business background and experience will represent the interests of all shareholders. The Nomination and Governance Committee has not established any policy regarding specific minimum qualifications that must be met by a director nominee. However, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, insurance industry expertise and strategic planning and policy-making skills. Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the deliberations. The Nomination and Governance Committee evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate.

The Nomination and Governance Committee will consider candidates for nomination to the Board from any reasonable source, including shareholder recommendations. The Nomination and Governance Committee does not evaluate candidates differently based on the source of the proposal. The Nomination and Governance Committee has not, and has no present intention to, use consultants or search firms to assist in the process of identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Nomination and Governance Committee by writing to its chairman in care of the Company’s headquarters in Dallas, Texas, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. The Nomination and Governance Committee has not implemented any formal procedures for consideration of director nominees submitted by shareholders of the Company. The Nomination and Governance Committee has not received any recommendations of nominees for election to the Board at the 2021 Annual Meeting from any person or group beneficially owning more than five percent of the Common Stock.

Compensation Committee. Mark E. Pape currently serves as chairman of the Compensation Committee. The Compensation Committee reviews, evaluates and recommends to the Board compensation policies of the Company with respect to directors, executive officers and senior management. The Compensation Committee also administers the Company’s 2005 Long Term Incentive Plan (the “2005 LTIP”) and 2015 Long Term Incentive Plan (the “2015 LTIP”). A copy of the Compensation Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Compensation Committee met twice during 2020.

The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant equity awards under the 2015 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Attendance at Meetings

The Board held 13 meetings during 2020. Various matters were also approved by the unanimous written consent of the directors during the last fiscal year. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served. The Company has no formal policy with respect to the attendance of Board members at the Annual Meeting but encourages all incumbent directors and all director nominees to attend each annual meeting of shareholders. Messrs. Schwarz and Pape attended the Company’s 2020 Annual Meeting of Shareholders.

Compensation of Directors in 2020 Fiscal Year

The Company’s standard compensation arrangement for each non-employee director is currently a $30,000 annual retainer plus a fee of $1,500 for each Board meeting attended in person or telephonically and a fee of $750 for each committee meeting attended in person or telephonically. The chairman of the Audit Committee also receives an additional $7,500 annual retainer. No other cash compensation was paid to any non-employee director during 2020. The Compensation Committee also periodically grants stock options to the directors of the Company. However, no stock options were granted to any of the non-employee directors of the Company during 2020.

The following table sets forth information concerning the compensation of the non-employee directors of the Company for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Scott T. Berlin	78,000	---	---	78,000
James H. Graves	85,500	---	---	85,500
Mark E. Pape	78,000	---	---	78,000

Shareholder Communications

The Board believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board, either generally or in care of the Executive Chairman, will be forwarded to members of the Board without screening. Any shareholder communication to the Board should be addressed in care of the Executive Chairman and transmitted to the Company's headquarters in Dallas, Texas. In order to assure proper handling, the transmittal envelope should include a notation indicating “Board Communication” or “Director Communication.” All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified directors. The Executive Chairman will circulate all such correspondence to the appropriate directors.

EXECUTIVE OFFICERS

The following persons are currently the only executive officers of the Company:

Name	Age	Position(s) with the Company
Mark E. Schwarz	60	Executive Chairman and Director
Christopher J. Kenney	58	Senior Vice President, Chief Accounting Officer and Secretary

Each executive officer serves at the will of the Board. No executive officer was selected on the basis of any special arrangement or understanding with any other person. No executive officer bears any family relationship to any other executive officer or to any other director or nominee for director of the Company. No director, nominee for director or executive officer of the Company has been involved in any legal proceedings that would be material to an evaluation of the management of the Company. Information concerning the business experience of Mark E. Schwarz is provided under Election of Directors.

Christopher J. Kenney was promoted to the position of Chief Accounting Officer of the Company on September 21, 2020. Mr. Kenney has served as Senior Vice President of Accounting of the Company since 2004. From 2003 to 2004, he served as Senior Vice President of Accounting for Affirmative Insurance Holdings, Inc. From 2000 to 2003, Mr. Kenney served as Controller of Associates Insurance Group, a subsidiary of The Travelers Companies, Inc. From 1994 to 2000, he served in various accounting roles with Associates Insurance Group, the insurance division of Associates First Capital Corporation, rising to the position of Controller. Mr. Kenney is a Certified Public Accountant licensed in Texas.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2020 and 2019 concerning the compensation of every person who served as an executive officer of the Company at any time during 2020 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Mark E. Schwarz Executive Chairman; Director	2020 2019	195,000 195,000	--- ---	--- ---	13,739 19,799	208,739 214,799
Naveen Anand[3] President; Chief Executive Officer	2020 2019	525,000 518,750	--- ---	--- 315,000	623 9,117	525,623 842,867
Jeffrey R. Passmore[4] Senior Vice President; Chief Financial Officer	2020 2019	221,925 255,394	35,000 ---	--- 89,957	52,170 22,476	309,095 367,827
Christopher J. Kenney[5] Senior Vice President; Chief Accounting Officer	2020 2019	227,146 203,000	25,000 25,000	--- 51,006	14,004 21,362	266,150 300,368

[1]	Reflects the fair value of restricted stock unit awards estimated on the date of grant based on the probable outcome of certain performance conditions. Assumptions used in calculating the grant date fair value are included in Note 14 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020. Assuming that the highest level of performance conditions will be achieved, the grant date fair value of the 2020 and 2019 awards would be (i) $472,500 for Mr. Anand; (ii) $134,936 for Mr. Passmore; and (iii) $76,509 for Mr. Kenney.

[2]	Represents the employee portion of life, disability and health insurance premiums paid by the Company and the Company’s matching contributions to employee 401(k) accounts. For Mr. Passmore, also represents $41,087 in post-employment consulting fees.

[3]	Mr. Anand’s employment with the Company ended on February 12, 2021.

[4]	Mr. Passmore’s employment with the Company ended on October 9, 2020.

[5]	Mr. Kenney was promoted to Chief Accounting Officer of the Company effective September 21, 2020.

Employment Agreements

In connection with the grant of restricted stock units during 2015, the Company entered into a Confidentiality and Non-Solicitation Agreement with each of Messrs. Anand, Passmore and Kenney pursuant to which severance is payable in an amount equal to at least six months of base salary in the event such executive officer has been terminated from employment without cause. The Company does not otherwise have employment agreements with any of its executive officers.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information concerning all equity awards to the Named Executive Officers which were outstanding as of December 31, 2019, consisting of unexercised stock options and unvested restricted stock units granted under the 2005 LTIP and the 2015 LTIP.

	Option Awards				Stock Awards
						Number of Unearned Shares Underlying	Market Value of Unearned Shares Underlying
	Number of Securities					Restricted	Restricted
	Underlying Unexercised		Option			Stock Units	Stock Units
	Options		Exercise Price	Option		That Have	That Have
Name	Exercisable (#)	Unexercisable (#)	($)	Expiration Date	Award Date[1]	Not Vested (#)[2]	Not Vested ($)[2]
Mark E. Schwarz	14,157	---	6.99	12/30/2021	---	---	---
Naveen Anand	---	---	---	---	09/24/2018 09/26/2019	13,800 8,702	49,128 30,979
Jeffrey R. Passmore[3]	---	---	---	---	09/24/2018 09/16/2019	4,033 2,485	14,357 8,847
Christopher J. Kenney[4]	---	---	---	---	09/24/2018 09/16/2019	2,300 1,409	8,188 5,016

[1]	Restricted stock units awarded in 2018 and 2019 vest March 31, 2021 and 2022, respectively.

[2]	Based on achieving the threshold performance criteria and the closing market price of the Company’s common stock of $3.56 on December 31, 2020.

[3]	All of Mr. Anand’s outstanding equity awards expired when his employment with the Company ended on February 12, 2021.

[4]	All of Mr. Passmore’s outstanding equity awards expired when his employment with the Company ended on October 9, 2020.

[5]	Mr. Kenney was promoted to Chief Accounting Officer of the Company effective September 21, 2020.

Equity Compensation Plan Information

The following table sets forth information regarding shares of the Common Stock authorized for issuance under the Company’s equity compensation plans as of December 31, 2020.

Number of securities
remaining available for future
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options, warrants	outstanding options,	[excluding securities reflected
Plan Category	and rights	warrants and rights	in column (a)][1]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,157	$6.99	1,629,497
Equity compensation plans not approved by security holders	—	—	—
Total	14,157	$6.99	1,629,497

[1]	Securities remaining available for future issuance are net of a maximum of 343,240 shares of common stock issuable pursuant to outstanding restricted stock units, subject to applicable vesting requirements and performance criteria. See Note 14 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Executive Chairman of the Company, Mark E. Schwarz, is the sole trustee of the Schwarz 2012 Family Trust (“Schwarz Trust”), which entity is the sole shareholder of NCM Services, Inc. (“NCMS”), which entity is the sole member of Newcastle Capital Group, L.L.C. (“NCG”), which entity is the sole general partner of Newcastle Capital Management, L.P. (“NCM”), which entity is the sole general partner of Newcastle Partners, L.P. (“Newcastle Fund”). As a result of these relationships, Mr. Schwarz has sole investment and voting control over the shares of Common Stock beneficially owned by NCMS, NCM and the Newcastle Fund, which collectively are the largest holders of the Common Stock of the Company. (See, Principal Shareholders and Stock Ownership of Management.)

Also as a result of these relationships, the Company, Mr. Schwarz, NCG, NCM and the Newcastle Fund may be deemed a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to their respective investments in Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants in which Mr. Schwarz serves as Chairman of the board of directors. The Company presently owns $346,200 principal amount of 4% Convertible Senior Notes due 2022 issued by Rave Restaurant Group, Inc. at par value in connection with a shareholder rights offering, which notes are convertible to common stock at the rate of $2.00 per share. The Company also presently owns an aggregate of 2,246,086 shares of the common stock of Rave Restaurant Group, Inc. which it acquired at an average price of $1.52 per share in the open market, in shareholder rights offerings and upon conversion of 4% Convertible Senior Notes due 2022. As a result, the Company currently beneficially owns approximately 13.3% of the total outstanding common stock of Rave Restaurant Group, Inc. The Company has no other financial transactions, arrangements or relationships with Rave Restaurant Group, Inc.

CODE OF ETHICS

The Board has adopted a Code of Ethics applicable to all of the Company’s employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics is posted on the Company’s website at www.hallmarkgrp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that all such reports were timely filed during and with respect to the year ended December 31, 2020.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by (i) each Named Executive Officer and director of the Company, (ii) all Named Executive Officers and directors of the Company as a group; and (iii) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock. Except as otherwise indicated, (a) the persons identified in the table have sole voting and dispositive power with respect to the shares shown as beneficially owned by them, (b) the mailing address for all persons is the same as that of the Company, and (c) the current directors and executive officers have not pledged any of such shares as security.

Shareholder	No.of Shares Beneficially Owned	Percent of Class Beneficially Owned
Mark E. Schwarz[1]	5,069,647	27.9
Naveen Anand[2]	77,400	*
Jeffrey R. Passmore[2]	7,000	*
Christopher J. Kenney	5,348	*
Scott T. Berlin	15,250	*
James H. Graves	23,498	*
Mark E. Pape	---	---
All Named Executive Officers and directors, as a group (7 persons)[3]	5,198,143	28.6
Newcastle Partners, L.P.[4]	3,730,432	20.6
NCM Services, Inc.[5]	949,702	5.2
Dimensional Fund Advisors LP6	1,207,510	6.7

*	Represents less than 1%.

[1]	Includes 202,580 shares owned by Mr. Schwarz, 949,702 shares owned by NCMS, 172,776 shares owned by NCM and 3,730,432 shares owned by the Newcastle Fund. (See, Certain Relationships and Transactions.) Also includes 14,157 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable on or within 60 days after the Record Date.

[2]	As of the date of termination of employment.

[3]	Includes 14,157 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[4]	Does not include shares directly owned by Mark E. Schwarz, NCMS or NCM. (See, Certain Relationships and Transaction and Note 1, above.)

[5]	Does not include shares directly owned by Mark E. Schwarz, NCM or the Newcastle Fund. (See, Certain Relationships and Transaction and Note 1, above.)

[6]	Per Schedule 13G/A filed February 12, 2021. Includes 59,387 shares over which Dimensional Fund Advisors LP has no voting power. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board in accordance with applicable rules of the SEC and Nasdaq. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.hallmarkgrp.com.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is authorized to retain outside counsel, auditors or other experts for this purpose. Subject to any action that may be taken by the full Board, the Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accountants.

The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The role of the Audit Committee is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) AS 1301, Communications with Audit Committees. The Audit Committee received from the independent registered public accountants the written disclosures regarding independence required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accountants their independence.

Based on the Audit Committee's review and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020.

Respectfully submitted by the Audit Committee:
James H. Graves (chairman)
Scott T. Berlin
Mark E. Pape

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

BDO USA, LLP (“BDO”) served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and was initially engaged in such capacity for the fiscal year ending December 31, 2019. On March 5, 2020, the Company dismissed BDO as its independent registered public accounting firm prior to completion of their audit of the financial statements of the Company for the fiscal year ended December 31, 2019. On March 12, 2020, the Company engaged Baker Tilly Virchow Krause, LLP (“BT”) as its independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2019, which had not been completed by BDO. BT also audited the Company’s financial statements for the year ended December 31, 2020.

The following table presents fees for professional services rendered by BT for the fiscal years ended December 31, 2020 and 2019.

	Fiscal 2020	Fiscal 2019
Audit Fees[1]	$1,200,000	$1,163,423
Audit-Related Fees[2]	$15,474	---
Tax Fees	---	---
All Other Fees	---	---

[1]	Reflects fees for audit services of BT for the indicated fiscal year, all or a portion of which fees were paid in the subsequent fiscal year. Does not include $1,515,000 in fees charged by BDO for 2019 audit services and to grant consent to the inclusion of their audit report in the Company’s Form 10-K for the year ended December 31, 2019, a portion of which fees were paid in 2020.

[2]	Reflects fees paid to BT in 2020 in connection with the analysis of a loss portfolio transfer transaction and other potential transactions. See Note 7 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020. Does not include audit-related fees of $96,200 charged by BDO in 2019 in connection with the Company’s registration statement on Form S-3 and the Company’s issuance of senior unsecured notes due 2029, or fees charged by BDO to allow BT access to BDO’s 2019 audit work papers which were paid in 2020.

The current policy of the Audit Committee is to review and approve all proposed audit and non-audit services prior to the engagement of independent registered public accountants to perform such services. Review and approval of such services generally occur at the Audit Committee’s regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2020 and 2019, all audit and non-audit services performed by BT and BDO were in accordance with the policies and procedures established by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Any shareholder desiring to submit a proposal for inclusion in the proxy material relating to the 2022 annual meeting of shareholders must do so in writing. The proposal must be received at the Company's principal executive offices by January 3, 2022. In addition, with respect to any matter proposed by a shareholder at the 2022 annual meeting but not included in the Company's proxy materials, the proxy holders designated by the Company may exercise discretionary voting authority if appropriate notice of the shareholder proposal is not received by the Company at its principal executive office by March 19, 2022.

By Order of the Board of Directors,

/s/ CHRISTOPHER J. KENNEY

Christopher J. Kenney, Secretary

May 3, 2021
Dallas, Texas

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

HALLMARK FINANCIAL SERVICES, INC.

TO BE HELD MAY 27, 2021

The undersigned hereby appoints Mark E. Schwarz and Christopher J. Kenney, and each of them individually, as the lawful agents and Proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Hallmark Financial Services, Inc. held of record by the undersigned as of April 15, 2021, at the Annual Meeting of Shareholders to be held on May 27, 2021, or at any adjournment thereof. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxies may do by virtue hereof.

1.	ELECTION OF DIRECTORS (Item 1):

[ ]	FOR all nominees listed below (except as marked to the contrary)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions: To withhold authority to vote for any nominee, mark the space beside the nominee's name with an "X".

Mark E. Schwarz _____	Scott T. Berlin _____	James H. Graves _____	Mark E. Pape _____

2.	ADVISORY VOTE ON RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (Item 2):

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	OTHER BUSINESS (Item 3): In their discretion, the Proxies are authorized to vote on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS PROPOSED IN ITEM 1 AND FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:	, 2021
Signature

Title

Signature, if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. [ ]